Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 333-134102) and Form S-8 (No. 333-104060 and No. 333-132898) of DCAP Group, Inc. and Subsidiaries of our report dated March 17, 2008 with respect to the consolidated financial statements of DCAP Group, Inc. appearing in this Annual Report on Form 10-KSB of DCAP Group, Inc. for the year ended December 31, 2007.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
March 31, 2008